Exhibit 99.2

VOTING AND TENDER AGREEMENT

by and among

INVITROGEN CORPORATION

and

SIDNEY R. KNAFEL,
DOUGLAS R. KNAFEL 1978 TRUST,
ANDREW G. KNAFEL 1978 TRUST,
DOUGLAS R. AND ANDREW G. KNAFEL 1976 TRUST,
DOUGLAS R. KNAFEL 1983 TRUST,
ANDREW G. KNAFEL,
KNAFEL FAMILY FOUNDATION,
ESTATE OF SUSAN R. KNAFEL
and
ICI COMMUNICATIONS, INC.

Dated as of December 24, 2003

VOTING AND TENDER AGREEMENT

          This Voting and Tender Agreement (this “Agreement”) is entered into as of December 24, 2003, by and among Invitrogen Corporation, a Delaware corporation (“Parent”), and Sidney R. Knafel, Douglas R. Knafel 1978 Trust, Andrew G. Knafel 1978 Trust, Douglas R. and Andrew G. Knafel 1976 Trust, Douglas R. Knafel 1983 Trust, Andrew G. Knafel, Knafel Family Foundation, Estate of Susan R. Knafel and ICI Communications, Inc. (collectively, the “Stockholders”).

W I T N E S S E T H:

          WHEREAS, as of the date hereof, each Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (including entitlement to dispose of (or to direct the disposition of) and to vote (or to direct the voting of)) the number of shares of common stock, par value $0.01 per share (the “Common Stock”), of BioReliance Corporation, a Delaware corporation (the “Company”) reflected on Exhibit A (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is directly or indirectly acquired by any Stockholder until the Expiration Date (as defined in Section 6.1(a)), are collectively referred to herein as the “Subject Shares”);

          WHEREAS, simultaneously herewith, Parent, Baseball Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”) and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Purchaser will commence a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of Common Stock and merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”); and

          WHEREAS, as a condition to and inducement to Parent’s and Purchaser’s willingness to enter into the Merger Agreement, and in consideration therefor, the Stockholders are executing this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

     Section 1.1 Certain Definitions. For purposes of this Agreement:

          (a) “Effective Date” means the date on which the Effective Time occurs.

          (b) “Person” means an individual, corporation, limited liability company, general or limited partnership, association, trust, unincorporated organization, other entity or group.

          (c) “Representative” means, with respect to any particular Person, any director, officer, employee, accountant, consultant, legal counsel, investment banker, advisor, agent or other representative of such Person.

          (d) A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers, distributes or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; (iii) grants any proxy, power of attorney or other authorization or consent with respect to any such security or any interest therein; (iv) deposits any such security or any interest therein into a voting trust, or enters into a voting agreement or arrangement with respect to any such security or any interest therein; or (v) takes any other action that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby.

          Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE 2

TENDER OF SHARES

     Section 2.1 Tender of Shares. Each Stockholder agrees that, during the period from the date of this Stockholders Agreement through the Expiration Date, subject to the right of a Stockholder to make Permitted Transfers (as defined in Section 4.1), such Stockholder shall validly tender or cause to be validly tendered, pursuant to and in accordance with the terms of the Offer, its Subject Shares into the Offer as promptly as practicable, and in no event later than the fifth business day following the commencement of the Offer pursuant to Section 1.1 of the Merger Agreement (except for any Subject Shares issued upon the exercise of options, warrants or other rights to acquire shares of Common Stock after such date, which shall be validly tendered, or caused to be validly tendered, as promptly as practicable following such exercise) and receipt of the applicable tender offer documentation, and such Stockholder shall not withdraw any Subject Shares so tendered unless this Agreement is terminated in accordance with its terms or the Offer is terminated or has expired without Purchaser or Parent purchasing all shares of Common Stock validly tendered in the Offer and not withdrawn.

ARTICLE 3

VOTING AGREEMENT AND IRREVOCABLE PROXY

     Section 3.1 Agreement to Vote the Subject Shares.

          (a) From and after the date hereof, at any meeting of the Company’s stockholders (or any adjournment or postponement thereof), however called, or in connection with any action by written consent or other action of the Company’s stockholders, the Stockholders shall vote (or cause to be voted) all of the Subject Shares:

               (i) in favor of the adoption and approval of the terms of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (and any actions required in furtherance thereof);

               (ii) against any action, proposal, transaction or agreement that would directly or indirectly result in a breach of any covenant, representation, warranty or other obligation or agreement of the Company set forth in the Merger Agreement or of the Stockholders set forth in this Agreement; and

               (iii) except with the prior written consent of Parent, against the following actions or proposals (other than the transactions contemplated by the Merger Agreement): (A) any Company Takeover Proposal; or (B) any other action or proposal involving the Company or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement.

          (b) Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each Stockholder agrees not to enter into any agreement or commitment with any Person the effect of which would violate or be inconsistent with the provisions and agreements set forth in this Article 3.

     Section 3.2 Grant of Proxy. Each Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to the Subject Shares in accordance with Section 3.1. This proxy is given to secure the performance of the duties of each Stockholder under this Agreement. The Stockholders shall promptly cause a copy of this Agreement to be deposited with the Company at its principal place of business. Each Stockholder shall take such further action or execute such other instruments as may be necessary under applicable Law to effectuate the intent of this proxy.

     Section 3.3 Irrevocability of Proxy. The proxy and power of attorney granted pursuant to this Article 3 by the Stockholders shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy and shall revoke any and all prior proxies granted thereby. The power of attorney granted by the Stockholders herein is a durable power of attorney and shall survive the dissolution, bankruptcy or incapacity of the Stockholders. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

ARTICLE 4

TRANSFER OF SUBJECT SHARES; NO SOLICITATION

     Section 4.1 Transferee of Subject Shares to be Bound by this Agreement. Each Stockholder agrees that during the period from the date of this Agreement through the Expiration Date, such Stockholder shall not cause or permit any Transfer of any of the Subject Shares to be effected unless each Person to which any of such Subject Shares, or any interest in any of such Subject Shares, is or may be Transferred shall have: (a) executed a counterpart of this Agreement (with such modifications as Parent may reasonably request); and (b) agreed to hold such Subject Shares (or interest in such Subject Shares) subject to all of the terms and provisions of this Agreement; provided, however, that nothing in this Agreement shall prohibit (i) distributions of Subject Shares to partners, members, stockholders, subsidiaries, Affiliates, affiliated partnerships or other affiliated entities of the undersigned, and (ii) Transfer of Subject Shares to (A) the undersigned’s immediate family or (B) a trust, the beneficiaries of which are the undersigned and/or members of the undersigned’s immediate family, provided that such Subject Shares remain beneficially owned by such Stockholder and subject to the restrictions of this Agreement (each, a “Permitted Transfer”).

     Section 4.2 No Transfer of Voting Rights. Each Stockholder shall ensure that, during the period from the date of this Agreement through the Expiration Date, (a) none of the Common Stock owned by such Stockholder is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Common Stock owned by such Stockholder.

     Section 4.3 Dividends, Distributions, Etc. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

     Section 4.4 Company Takeover Proposals. (a) The Stockholders shall not, and they shall cause their Representatives not to, directly or indirectly initiate, solicit, or knowingly encourage any inquiries or the making or implementation of any Company Takeover Proposal or participate in any discussions or negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to a Company Takeover Proposal, or otherwise facilitate any effort or attempt to make or implement a Company Takeover Proposal. Notwithstanding the foregoing, in connection with any Company Takeover Proposal, the Stockholders may provide information and engage in discussions with the Person making the Company Takeover Proposal to the same extent as the Company is permitted to engage in discussions and provide information pursuant to Section 6.1(a) of the Merger Agreement; provided, that a copy of any information provided by the Stockholders with respect to such Company Takeover Proposal is simultaneously provided to Parent if it has not previously been furnished or made available to Parent.

          (a) The Stockholders will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Takeover Proposal.

          (b) The Stockholders agree that they will promptly inform their and their Affiliates’ Representatives of the obligations undertaken in this Article 4.

          (c) Notwithstanding the foregoing, each individual who is both (i) a Representative of any Stockholder and (ii) a Representative of the Company shall be entitled to take any action with respect to any Company Takeover Proposal solely in its capacity as a Representative of the Company that it would otherwise be permitted to take in the absence of this Section 4.4.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

          The Stockholders hereby represent and warrant, jointly and severally, to Parent as follows:

     Section 5.1 Due Organization; Authorization etc. Each Stockholder, if it is not an individual, is duly organized and validly existing under the Laws of the jurisdiction of formation. Each Stockholder has the absolute and unrestricted right, power, authority and legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by each Stockholder and constitutes the legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each Stockholder have been duly authorized by all necessary action on the part of such Stockholder.

     Section 5.2 Ownership of Shares. Each Stockholder holds of record, free and clear of any voting agreements, liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances (collectively, “Liens”), the number of outstanding shares of Common Stock set forth by its name under the heading “Shares Held of Record” on Exhibit A; each Stockholder holds (free and clear of any Liens) the options to acquire shares of Common Stock set forth by its name under the heading “Shares Subject to Options” on Exhibit A; each Stockholder does not directly or indirectly own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options specified on Exhibit A; each Stockholder has the sole power to vote (or cause to be voted) the shares of Common Stock set forth by its name on Exhibit A.

     Section 5.3 No Conflicts. (i) No filing with any Governmental Entity and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by the Stockholders and the consummation by the Stockholders of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Stockholders, the consummation by any Stockholder of the transactions contemplated hereby or compliance by any Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of any Stockholder, (B) result in, or give rise to, a violation or breach of or a default under any of the terms of any contract, understanding, agreement or other instrument or obligation to which any Stockholder is a party or by which any Stockholder or any of the Subject Shares or the Stockholder’s assets may be bound, or (C) violate any applicable Law, except for any of the foregoing as does not and could not reasonably be expected to impair any Stockholder’s ability to perform its obligations under this Agreement.

     Section 5.4 Reliance by Parent. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder.

ARTICLE 6

TERMINATION

     Section 6.1 Termination.

          (a) Subject to Section 6.1(b), this Agreement shall terminate and none of Parent or any Stockholder shall have any rights or obligations hereunder upon the earliest to occur of: (i) the termination of this Agreement by mutual written consent of Parent and the Stockholders holding a majority of the Subject Shares, (ii) the Effective Time, and (iii) the termination of the Merger Agreement in accordance with its terms (such date, the “Expiration Date”).

          (b) Notwithstanding the foregoing, (i) termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at Law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement, and (ii) Sections 7.4 through 7.15, inclusive, of this Agreement shall survive the termination of this Agreement.

ARTICLE 7

MISCELLANEOUS

     Section 7.1 Appraisal Rights. To the extent permitted by applicable Law, each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable Law.

     Section 7.2 Publication. The Stockholders hereby permit Parent to publish and disclose in the Offer Documents (including all documents and schedules filed with the SEC) their identity and ownership of shares of Common Stock and the nature of their commitments, arrangements and understandings pursuant to this Agreement; provided, however, that such publication and disclosure shall be subject to the prior review and comment by the Stockholders and their advisors.

     Section 7.3 Further Actions. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement.

     Section 7.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by facsimile (but only if the appropriate facsimile transmission confirmation is received), to the applicable party at the following addresses or facsimile numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

If to Parent to: Invitrogen Corporation 1600 Faraday Avenue Carlsbad, California 92008 Attn.: John D. Thompson Senior Vice President – Corporate Development Phone: 760-603-7200 Facsimile: 760-603-7229

with a copy to:

Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, NY 10103 Attn: Mara H. Rogers, Esq. Phone: 212-318-3206 Facsimile: 212-318-3400

If to the Stockholders, to:

Sidney R. Knafel 810 Seventh Avenue, 41st Floor New York, New York 10019 Phone: 212-371-0900 Facsimile: 212-371-1549

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson 1001 Pennsylvania Avenue, N.W. Suite 800 Washington, D.C. 20004 Attn.: Andrew P. Varney, Esq. Phone: 202-639-7032 Facsimile: 202-639-7003

     Section 7.5 Assignment; Binding Effect. Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties. Any attempt to make any such assignment without such consent shall be null and void, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent without the consent of the Stockholders, but no such assignment shall relieve Parent of its obligations hereunder. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns or Permitted Transferees.

     Section 7.6 Third Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to or shall confer on any Person other than the parties hereto or their respective permitted successors and assigns any rights, benefits, remedies, obligations or liabilities whatsoever under or by reason of this Agreement.

     Section 7.7 Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect thereto.

     Section 7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of Laws. Each of Parent and the Stockholders hereby irrevocably and unconditionally: (i) consents to submit to the exclusive jurisdiction of the Delaware Courts for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), (ii) waives any objection to the laying of venue of any such litigation in the Delaware Courts and (iii) agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto irrevocably waive any and all rights to trial by jury in any proceedings arising out of or related to this Agreement or the transactions contemplated hereby.

     Section 7.9 Costs and Expenses. Except as otherwise provided herein, whether or not the Offer or the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     Section 7.10 Headings. Headings of the articles and sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     Section 7.11 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations and partnerships and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be understood to be followed by the words “without limitation.”

     Section 7.12 Waivers. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, nor any failure or delay on the part of any party hereto in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance of any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     Section 7.13 Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 7.14 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at Law or in equity.

     Section 7.15 Counterparts. This Agreement may be executed by the parties hereto in two or more separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original. All such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     IN WITNESS WHEREOF, each of Parent and each Stockholder has caused this Agreement to be duly executed as of the day and year first above written.

INVITROGEN CORPORATION

By:
Name:
Title:

Sidney R. Knafel

Douglas R. Knafel 1978 Trust

By:
Name:
Title:

Andrew G. Knafel 1978 Trust

By:
Name:
Title:

Douglas R. and Andrew G. Knafel 1976 Trust

By:
Name:
Title:

Douglas R. Knafel 1983 Trust

By:
Name:
Title:

Andrew G. Knafel

Knafel Family Foundation

By:
Name:
Title:

Estate of Susan R. Knafel

By:
Name:
Title:

ICI Communications, Inc.

By:
Name:
Title:

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